UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2012
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                     Entry into a Material Definitive Agreement.

On November 30, 2012 (the “Closing Date”), Ireland Inc, (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase, in the aggregate, 8,896,901 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) and warrants (the “Warrants”) to purchase up to 8,896,901 additional shares of common stock (the “Private Placement”). The Warrants have an initial exercise price of $0.95 per share, subject to certain adjustments, and are exercisable immediately for a term of of four years. Net proceeds from the Private Placement were $5,411,491. Craig-Hallum Capital Group LLC acted as exclusive placement agent for the Private Placement and received a cash fee plus expenses of $335,000.

In connection with the Private Placement, the Company also entered into a registration rights agreement (the “Registration Agreement”), pursuant to which the Company has agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the resale of the Shares and the shares issuable on exercise of the Warrants (the “Warrant Shares”) within 45 days after the Closing Date. The Company has agreed to have such Registration Statement declared effective within 90 calendar days after the Closing Date or within 130 calendar days after the Closing Date in the event of a full review by the SEC. If the Registration Statement is not effective six months after the Closing Date, the Warrants may be exercised by means of a cashless exercise. If the Company fails to file or maintain the effectiveness of the Registration Statement, the Registration Agreement also provides for partial liquidated damages of 1% of the subscription proceeds on the date of such failure, and each month thereafter, up to a maximum of 6% of the subscription proceeds. However, if the Shares and Warrant Shares are eligible for resale under Rule 144 (assuming, in the case of the Warrant Shares, that such Warrant Shares were issued by way of cashless exercise), no liquidated damages are payable.

The foregoing description of the Private Placement and related documents and transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Purchase Agreement attached as Exhibit 10.1 hereto, form of Registration Agreement attached as Exhibit 10.2 hereto and Warrants attached as Exhibit 4.1 hereto. A copy of the Company’s news release regarding the Private Placement is attached as Exhibit 99.1 hereto.

ITEM 3.02                       Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 of this report, on November 30, 2012, the Company completed the Private Placement. The Private Placement was completed pursuant to the exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 on the basis that each of the Purchasers was an “accredited investor” as defined in Rule 501 of Regulation D.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
(d)             Exhibits

Exhibit Number	Description of Exhibit
4.1	Form of Warrant.
10.1	Form of Securities Purchase Agreement.
10.2	Form of Registration Rights Agreement.
99.1	News Release dated December 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: December 5, 2012
	By:	/s/ Douglas D.G. Birnie
Name: Douglas D.G. Birnie
Title: CEO and President